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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 4, 1999


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                              BOOLE & BABBAGE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                         0-132-58               94-1651571
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
       incorporation)                                        Identification No.)


                                3131 Zanker Road
                         San Jose, California 95134-1933
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (408) 526-3000


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Item 5.  Other Events.
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         On January  4, 1999,  Boole &  Babbage,  Inc.,  a Delaware  corporation
("Boole"), issued a press release addressing further developments in the ongoing litigation among Platinum Technology, Inc. ("Platinum"), Boole and BMC Software, Inc., including the fact that Platinum withdrew its Motion For Preliminary Injunction in which it sought to void the merger agreement between Boole and BMC Software, Inc. ("BMC") and to require Boole to negotiate exclusively with Platinum for an uninterrupted 120-day period. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Based on Platinum's press release issued on January 5, 1999, Boole understands that Platinum is now seeking damages of at least $30 million from Boole for breach of contract and that Platinum has dropped all claims against BMC.

         As was indicated in Boole's January 4th press release, Boole continues to believe that the claims by Platinum are without merit and intends to continue to vigorously defend itself against such claims. Boole also continues to believe that the BMC merger agreement is in the best interests of its stockholders.

Item 7.  Financial Statements and Exhibits.
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(c)      Exhibits.

         99.1     Press Release of Boole & Babbage, Inc. dated January 4, 1999.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     BOOLE & BABBAGE, INC.



Date:    January 8, 1999             By:      /s/ Arthur Knapp
                                          --------------------------------------
                                          Name:  Arthur Knapp
                                          Title: Senior Vice President and Chief
                                                 Financial Officer


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                                  EXHIBIT INDEX

Exhibit
 Number                                      Description
 ------                                      -----------
  99.1          Press Release of Boole & Babbage, Inc. dated January 4, 1999.